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                                                                       EXHIBIT 7



                         [Coopers & Lybrand Letterhead]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Post-Effective Amendment No. 5 to the Registration Statement of MONY America Variable Account L on Form S-6 (File No. 33-82570) of our reports dated February 14, 1997 and February 21, 1997 on our audits of the financial statements of MONY America Variable Account L and MONY Life Insurance Company of America, respectively.



We also consent to the reference to our Firm under the captions "Independent Accountants" and "Financial Statements" in the Prospectus.



                                          Coopers & Lybrand L.L.P.



New York, New York


February 27, 1997


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